Exhibit 10.1

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

This First Amendment (“First Amendment”), dated as of March 28, 2007 (the “Amendment Date”), is to the Note Purchase Agreement, dated July 21, 2006 (including the Annexes, Schedules and Exhibits thereto, the “Stillwater NPA”), between eMagin Corporation, a Delaware corporation with headquarters located at 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004 (the “Company”), and Stillwater LLC, a Delaware limited liability company having its place of business at 15 East 62nd Street, New York, New York 10021 (“Stillwater” or “Buyer”).

W I T N E S S E T H :

WHEREAS, the Company and Stillwater have entered into the Stillwater NPA;

WHEREAS, pursuant to Section 2(a)(ii) of the Stillwater NPA, Stillwater is irrevocably bound to purchase the Note and December Closing Date Warrant so long as the conditions to closing set forth in Section 7 of the Stillwater NPA have been satisfied by the Company; and

WHEREAS, due to the Company’s failure to satisfy the closing condition set forth in Section 7(b) of the Stillwater NPA because of the Company’s inability to satisfy Sections 4(c) and 4(o) of the Stillwater NPA, the Company and Stillwater desire to amend the Stillwater NPA by this First Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto hereby agree as follows:

A. Definitions. All capitalized terms used herein without definition will have the same respective meanings as provided in the Stillwater NPA.

B. Amendment. The Stillwater NPA is hereby amended as follows:

1. Section 1(c). The definition of “Closing Date” contained in Section 1(c) of the Stillwater NPA is hereby deleted in its entirety and replaced by the following new definition:

“ “Closing Date” means five (5) Business Days after the Amendment Date.”

2. Section 4(o). Section 4(o) of the Stillwater NPA is hereby deleted in its entirety and replaced by the following new Section 4(o) of the Stillwater NPA:

“(o) Conduct of Business; Regulatory Permits. Neither the Company nor any Subsidiary is in violation of any term of or in default under its Certificate of Incorporation, or its Bylaws. Neither the Company nor any Subsidiary is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary which violation could have a Material Adverse Effect, and neither the Company nor any Subsidiary will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing and except as set forth on Schedule 4(c), the Company is not in violation of any of the rules, regulations or requirements of the AMEX and has no knowledge of any facts or circumstances that would be likely to lead to delisting or suspension of the Common Stock by the AMEX in the future. Since December 31, 2005, (i) the Common Stock has been listed on the AMEX, (ii) trading in the Common Stock has not been suspended by the SEC or the AMEX and (iii) the Company has received no communication, written or oral, from the SEC or the AMEX regarding the suspension or delisting of the Common Stock from the AMEX. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3. Section 7(i). Section 7(i) of the Stillwater NPA is hereby deleted in its entirety and replaced by the following new Section 7(i) of the Stillwater NPA:

“(i) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the AMEX, Nasdaq, the Nasdaq Capital Market, the Over-The-Counter Bulletin Board, the Pink Sheets, LLC or any similar organization shall not have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities, and (iii) the Company has obtained waivers from all the noteholders of the Other Notes or has executed an additional Allonge with the Majority Holders to amend Section 3.2 of the Note and Other Notes to provide that the Company maintain Cash and Cash Equivalents Balances of at least equal to $200,000 from April 1, 2007 through and including May 15, 2007 and that subsequent to May 15, 2007 the Company maintain Cash and Cash Equivalents Balances of at least equal to $600,000.”

4. New Schedule 4(c). New Schedule 4(c) of the Stillwater NPA, a copy of which is attached to and made a part of this First Amendment, is hereby added to the Stillwater NPA.

5. Section 1.1(b) of Annex I. The definition of “Conversion Price” contained in Section 1.1(b) of Annex I of the Stillwater NPA is hereby deleted in its entirety and replaced by the following new definition “ “Conversion Price” means $0.35, subject to adjustment as provided in Section 6.3.”

6. Section 1.1(b) of Annex I. Subsection (a) of the definition of “Repurchase Event” contained in Section 1.1(b) of Annex I of the Stillwater NPA is hereby deleted in its entirety and replaced by the following new subsection:

“(a) The Common Stock ceases to be traded on the AMEX and is not listed for trading on the Nasdaq, the Nasdaq Capital Market, the NYSE, the Over-The-Counter Bulletin Board, the Pink Sheets, LLC or any similar organization;”

7. Section 3.2 of Annex I. The first sentence of Section 3.2 of Annex I of the Stillwater NPA is hereby deleted in its entirety and replaced in its entirety by the following new sentence:

“The Company shall at all times maintain Cash and Cash Equivalents Balances at least equal to $600,000; provided that the Company must maintain Cash and Cash Equivalent Balances of $200,000 from April 1, 2007 through and including May 15, 2007. Subsequent to May 15, 2007, the Company must maintain Cash and Cash Equivalents Balances of at least equal to $600,000.”

8. Section 4.1(j) of Annex I. Section 4.1(j) of Annex I to the Stillwater NPA is hereby deleted in its entirety and replaced by the following new Section 4.1(j) of Annex I to the Stillwater NPA:

“(j) Delisting of Common Stock. The Common Stock shall cease to be listed on any of Nasdaq Capital Market, Nasdaq, the NYSE, the AMEX, the Over-The-Counter Bulletin Board, the Pink Sheets, LLC or any similar organization;”

9. Section 1(c) of Annex II. The definition of “Purchase Price” contained in Section 1(c) of Annex II of the Stillwater NPA is hereby deleted in its entirety and replaced by the following new definition:

“ “Purchase Price” means $0.48.”

C. Continuing Rights. Except as expressly provided in this First Amendment, the Stillwater NPA and all provisions thereof in effect as of the date hereof will continue in full force and effect without any modification or amendment, including, without limitation, the following rights:

1. The Collateral Agent will have a first priority perfected security interest in the Collateral for the ratable benefit of the holders of the Other Notes and, when issued by the Company to the Buyer, this Note;

2. The obligations of the Company under the Note shall rank in right of payment on parity with all the Other Notes;

3. The Note is entitled to the benefits of the Security Agreements and the Lockbox Agreement; and

4. The Conversion Shares and Warrant Shares have the registration rights set forth in Section 8 of the Stillwater NPA.

D. Company Representation. In addition to the representations and warranties of the Company contained in the Transaction Documents, the Company represents and warrants that the below representations are true and correct as of the date hereof and shall be true and correct on the Closing Date as if given on and as of the Closing Date:

1. No event has occurred that (1) would constitute an Event of Default in the Other Notes or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event in the Other Notes or which, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event shall have occurred and be continuing.

2. The Company anticipates that as of the Closing Date and until May 15, 2007 it will be able to maintain Cash and Cash Equivalents Balances of at least equal to $200,000.

3. The Company has executed an additional Allonge with the Majority Holders to amend Section 3.2 of the Note and Other Notes to provide that the Company maintain Cash and Cash Equivalents Balances of at least equal to $200,000 from April 1, 2007 through and including May 15, 2007 and that subsequent to May 15, 2007 the Company maintain Cash and Cash Equivalents Balances of at least equal to $600,000.

E. Miscellaneous.

1. On and after the date hereof, each reference in the Stillwater NPA to “this Agreement”, “hereof”, “herein”, “herewith”, “hereunder” and words of similar import will, unless otherwise stated, be construed to refer to the Stillwater NPA as amended hereby. No reference to this First Amendment need be made in any instrument or document at any time referring to the Stillwater NPA, a reference to the Stillwater NPA in any such instrument or document to be deemed to be a reference to the Stillwater NPA as amended hereby.

2. This First Amendment may be executed in counterparts, each of which when so executed and delivered will constitute an original, and all of which together will constitute one and the same instrument. A telephone line facsimile transmission of this Stillwater NPA bearing a signature on behalf of a party hereto shall be legal and binding on such party.

3. In the event of any conflict between this First Amendment and (i) the Stillwater NPA,(ii) the Note, or (iii) the Warrant, the terms of this First Amendment will control in all cases.

4. This First Amendment will come into force immediately upon the Amendment Date.

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IN WITNESS WHEREOF, the Parties have executed this First Amendment by their duly authorized representatives effective the date first written above.

EMAGIN CORPORATION	STILLWATER LLC
By:Dr. K.C. Park Name: Dr. K.C. Park Title: Interim Chief Executive Officer and President	By: Mortimer D.A. Sackler Name: Mortimer D.A. Sackler Title: President

Acknowledged and Consented to By:

ALEXANDRA GLOBAL MASTER FUND LTD.,

as Collateral Agent and holder of $3,000,000 of Other Notes

By:  ALEXANDRA INVESTMENT MANAGEMENT, LLC,

 ALEXANDRA INVESTMENT MANAGEMENT, LLC,
as Investment Manager

By: Mikhail Filimonov

Name: Mikhail Filimonov
Title: President

RAINBOW GATE CORPORATION,

as holder of $700,000 of Other Notes

By: Mortimer D.A. Sackler

Name: Mortimer D.A. Sackler
Title: Investment Manager

GINOLA LIMITED,

as holder of $800,000 of Other Notes

By: /s/ Steven A. Meiklejohn

Name: Steven A. Meiklejohn
Title: Director

Schedule 4(c)

Representations, Warranties, Covenants, Etc. of the Company

1. On October 9, 2006, the Company received a notice letter from AMEX stating that the Company does not meet certain of the AMEX’s continued listing standards as set forth in Part 10 of the AMEX Company Guide (“AMEX Guide”) and that the Company has become subject to the continued listing evaluation and follow-up procedures and requirements of Section 1009 of the AMEX Guide. Additionally, pursuant to a review by AMEX of the Company’s 10-Q for the three and six months ended June 30, 2006, AMEX determined that the Company is not in compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the AMEX Guide.

2. On January 8, 2007, the Company received notice from the staff of the AMEX indicating that it intends to strike the Company’s common stock from listing on AMEX by filing a delisting application with the Securities and Exchange Commission. In its letter, AMEX stated that it has determined that the Company has failed to comply with certain continued listing standards in that it does not meet the exchange’s stockholders equity requirements as set forth above. In addition, the Company failed to pay certain listing fees. The Company intends to appeal AMEX’s determination by requesting a hearing in accordance with appropriate procedures as outlined by the AMEX Guide, and will request AMEX’s approval to continue trading during the appeal process. If unsuccessful on appeal, the Company intends to continue to trade on the Over-the-Counter Bulletin Board.

3. On March 1, 2007, the Company received notice from the AMEX indicating that the AMEX will initiate the delisting process with respect to the Company’s common stock and will suspend trading on March 12, 2007, in accordance with Part 12 of the Company Guide. The Company is taking the necessary steps to have its common stock traded on the Over-the-Counter Bulletin Board.

4. As disclosed in the Company’s filings with the SEC, effective March 12, 2007, the AMEX struck the Common Stock from listing on AMEX by filing a delisting application with the SEC. As of March 12, 2007, the Company is trading on the Over-the Counter Bulletin Board.